SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C.  20549

                           FORM 8-K

                        CURRENT REPORT

            Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934

                      ___________________



Date of Report (Date of earliest event reported) July 31, 2001
                         BICO, INC.
    (Exact name of registrant as specified in its charter)


 Pennsylvania                     0-10822                   25-1229323
(State of other jurisdiction  (Commission File Number)    (IRS Employer
  of incorporation)                                      Identification No.)


 2275 Swallow Hill Road, Bldg. 2500, Pittsburgh,  Pennsylvania 15220
(Address of principal executive offices)                     (Zip Code)


 Registrant's telephone number, including area code (412) 429-0673

    _________________________________________________________
  (Former name or former address,if changes since last report.)




Item 1.   Change in Control of Registrant.
          Not applicable.

Item 2.   Acquisition or Disposition of Assets.
          Not applicable.

Item 3.   Bankruptcy or Receivership.
          Not applicable.

Item 4.   Changes in Registrant's Certifying Accountant
          Not applicable.

Item 5.   Other Events.
          BICO, Incorporated today announced that it has acquired the exclusive wordwide marketing rights to a rapid HIV diagnostic test, known as InstantScreen, which takes only 30 seconds to produce results. Instant Screen is currently being evaluated in the laboratories of Walter Reed Army Institute of Research, HIV Research Program, in Washington DC where preliminary results on over 500 tests have shown 100% accuracy in both specificity and sensitivity.

Item 6.   Resignation of Registrant's Directors.
          Not Applicable

Item 7. Financial Statement, Pro Forma Financial Information and Exhibits.

          (a)  Financial Statements and Businesses Acquired
               - Not Applicable.
          (b)  Pro Forma Financial Information
               - Not Applicable.
          (c)  Exhibits - Press Release.

                          SIGNATURES

     Pursuant to the requirement of the Securities Exchange Act of  1934,  the  Registrant has duly caused this  Report  to  be
signed   on  its  behalf  by  the  undersigned  hereunto   duly
authorized.

                                   BICO, INC.

                                   by /s/ Fred E. Cooper
                                          Fred E. Cooper, CEO

DATED:  July 31, 2001


         BICO ACQUIRES WORLDWIDE MARKETING RIGHTS FOR
                   RAPID HIV DIAGNOSTIC TEST


     Pittsburgh, PA - July 31, 2001 - BICO, Incorporated (OTCBB:BIKO) today announced that it has acquired the exclusive worldwide marketing rights to a rapid HIV diagnostic test, known as InstantScreen, which takes only 30 seconds to produce results. Instant Screen is currently being evaluated in the laboratories of Walter Reed Army Institute of Research, HIV Research Program, in Washington DC where preliminary results on over 500 tests have shown 100% accuracy in both specificity and sensitivity.

     The InstantScreen test performs very accurately due to its novel genetically engineered "designer" antigens, which recognize only the HIV virus, eliminating unspecific reactions that often give false positive results, especially where there is high incidence of malaria, tuberculosis, and hepatitis. The test is easy to use, requiring no special training, additional equipment, or refrigeration, which makes it perfectly suited for mass testing in developing countries and equally suitable for clinics, doctor's offices, and even home use where permitted.

     Also    acquired   were   two   companion   rapid   tests:
InstantConfirm, an 8-minute Western-Blot Type HIV confirmation test; and InstantDifferentiate, used to determine if the patient is infected with either HIV-1 or HIV-2. InstantConfirm is the first such test to successfully transform the widely used gold standard Western Blot laboratory test into a rapid format,
usable  immediately to confirm a positive result.   Altogether,
the three tests can be used to diagnose in approximately ten minutes or less a person's HIV infection status, confirm that diagnosis and then determine if a confirmed infection is the less aggressive HIV-2 or the more aggressive HIV-1.

     A newly formed BICO subsidiary, Rapid HIV Detection Corp., will market the recently acquired rapid HIV diagnostic tests, which were developed at, and are manufactured by, the German-American Institute for Applied Biomedical Research, GmbH (GAIFAR) in Potsdam, Germany.

     BICO is currently in discussions with various political officials, corporations, and other groups regarding use of the diagnostic test(s) wherever AIDS is rampant. Initial target markets for the diagnostics are Africa, India, South America, and the Caribbean, where AIDS is prevalent and the Germany-produced products do not need FDA approval. However, GAIFAR will immediately begin the US FDA approval process, which is expected to be fast-tracked due to the significant need for such a rapid accurate HIV test.

       BICO  CEO  Fred  E.  Cooper  will  discuss  this  latest
acquisition   together  with  other  company  developments   on
JAGfn.tv today, July 31st (www.jagfn.com) at approximately 2:30 p.m.

     BICO has its corporate offices in Pittsburgh, PA, and is involved in the development and manufacture of biomedical devices and environmental solutions.

FOR FURTHER INFORMATION, CONTACT:
Investors                             Media
Diane McQuaide                        Susan Taylor
1.412.429.0673 phone                  1.412.429.0673 phone
1.412.279.9690 fax                    1.412.279.5041 fax

INVESTOR RELATIONS NEWSLINE NUMBER: 1.800.357.6204
WEBSITE: www.bico.com